                                                                       EXHIBIT 4

          Supplemental Indenture No. 2, dated August 15, 1997, between
                 IRT Property Company and SunTrust Bank, Atlanta


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                              IRT PROPERTY COMPANY
                                               Issuer
                                       to

                             SUNTRUST BANK, ATLANTA
                                               Trustee


                        --------------------------------

                          Supplemental Indenture No. 2

                           Dated as of August 15, 1997

                        -------------------------------


                                   $75,000,000

                           7.25% Senior Notes due 2007



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         SUPPLEMENTAL INDENTURE NO. 2, dated as of August 15, 1997 (the
"Supplemental Indenture"), between IRT PROPERTY COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (herein called the "Company"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation duly organized and existing under the laws of the State of Georgia, as Trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY


         The Company has heretofore delivered to the Trustee an Indenture dated as of November 9, 1995 (the "Senior Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company's Registration Statement on Form S-3 (Registration No. 33-63523), providing for the issuance from time to time of Senior Debt Securities of the Company (the "Securities").

         Section 301 of the Senior Indenture provides for various matters with respect to any series of Securities issued under the Senior Indenture to be established in an indenture supplemental to the Senior Indenture.

         Section 901(7) of the Senior Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Senior Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Senior Indenture.

         The Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.

         All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


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                                   ARTICLE ONE

RELATION TO SENIOR INDENTURE; DEFINITIONS

         SECTION 1.1.   Relation to Senior Indenture.

         This Supplemental Indenture constitutes an integral part of the Senior Indenture.

         SECTION 1.2.   Definitions.

         For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

                  (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Senior Indenture; and

                  (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

         "Annual Service Charge" for any period means the maximum amount which is payable during such period for interest on, and the amortization during such period of any original issue discount of, Debt of the Company and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

         "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or in the City of Atlanta are authorized or required by law, regulation or executive order to close.

         "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (a) interest on Debt of the Company and its Subsidiaries,
(b) provision for taxes of the Company and its Subsidiaries based on income, (c) amortization of debt discount, (d) provisions for gains and losses on properties and property depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (f) amortization of deferred charges.

         "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 58 Edgewood Avenue, 4th Floor, Atlanta, Georgia 30303 and, for purposes of the Place of Payment provisions of Sections 305 and 1002 of the Senior Indenture, is located at First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005.

         "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any


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mortgage, lien, charge, pledge, or security interest of any kind existing on property owned by the Company or any Subsidiary (each securing such debt, an "Encumbrance"), (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's Consolidated Balance Sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligations by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock), in each case on or prior to the Stated Maturity of the Notes.

         "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items, and net property valuation losses, as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

         "Encumbrance" has the meaning specified in the definition of "Debt" set forth in this Section 1.2.

         "Financial Statements" has the meaning specified in Section 1009 of the Senior Indenture.

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each Dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such Dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated


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payment had not been made to the date of redemption or accelerated payment, over
(ii) the aggregate principal amount of the Notes being redeemed or paid.

         "Notes" has the meaning specified in Section 2.1 hereof.

         "Redemption Price" has the meaning specified in Section 2.5 hereof.

         "Reinvestment Rate" means 0.25% (one quarter of one percent) plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Company.

         "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

         "Unsecured Debt" means Debt which is not secured by any Encumbrance upon any of the properties of the Company or any Subsidiary.


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                                   ARTICLE TWO

THE SERIES OF NOTES

         SECTION 2.1.   Title of the Securities.

         There shall be a series of Securities designated the 7.25% Senior Notes due 2007 (the "Notes").

         SECTION 2.2.   Limitation on Aggregate Principal Amount.

         The aggregate principal amount of the Notes shall be limited to $75,000,000, and, except as provided in this Section and in Section 306 of the Senior Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount.

         Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of the Notes under the circumstances contemplated in Sections 303, 304, 306, 906 and 1304 of the Senior Indenture.

         SECTION 2.3.   Interest and Interest Rates; Maturity Date of Notes.

         The Notes will bear interest at a rate of 7.25% per annum from August 15, 1997 or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 1998 (each, an "Interest Payment Date"), to the Person in whose name such Note is registered at the close of business on February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed the basis of a 360-day year comprised of twelve 30-day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note as registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with the Senior Indenture.

         If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

         The Notes will mature on August 15, 2007.

         SECTION 2.4.   Limitations on Incurrence of Debt.

         (a) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of


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the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce
Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         (b) In addition to the limitation set forth in subsection (a) of this
Section 2.4, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such Period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

         (c) In addition to the limitations set forth in subsections (a) and (b) of this Section 2.4, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any Encumbrance upon any of the property of the Company or any Subsidiary, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the



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


extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         (d) The Company and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

         (e) For purposes of this Section 2.4, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

         SECTION 2.5.  Optional Redemption.

         (a) Subject to this Section 2.5, the Notes may be redeemed at any time at the option and in the sole discretion of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"). If (i) notice has been given as provided in Sections 2.5(b) and (c) and (ii) funds for the redemption of any Notes called for redemption shall have been made available as provided in the Senior Indenture on the redemption date referred to in such notice, such Notes will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the Holders of the Notes will be to receive payment of the Redemption Price.

         (b) Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, in addition to the items required by the Senior Indenture, the Redemption Price and the principal amount of the Notes held by each Holder to be redeemed.

         (c) If less than all the Notes are to be redeemed at the option and in the sole discretion of the Company, the Company will notify the Trustee at least 45 days prior to giving the notice of redemption required by Section 2.5(b) (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. The Trustee shall select not more than 60 days prior to the redemption date, in such manner as it shall deem fair and appropriate, Notes to be redeemed in whole or in part.

         (d) In the event of any conflict between the terms of this Supplemental Indenture and the terms of the Senior Indenture, the terms of this Supplemental Indenture shall control.

         SECTION 2.6.   Places of Payment.

         The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Senior Indenture may be served shall be in (i) the Borough of Manhattan, The City of New York, New York, and the office or


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agency for such purpose shall initially be First Chicago Trust Company of New
York, 14 Wall Street, 8th Floor, New York, New York 10005 and (ii) the City of Atlanta, Georgia, and the office or agency for such purpose shall initially be located at SunTrust Bank, Atlanta, 58 Edgewood Avenue, 4th Floor, Atlanta, Georgia 30303.

         SECTION 2.7.   Method of Payment.

         Payment of the principal of and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located inside the United States.

         SECTION 2.8.   Currency.

         Principal and interest on the Notes shall be payable in Dollars.

         SECTION 2.9.   Registered Securities; Global Form.

         The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall be issued in the form of one or more permanent global Securities. The depositary for the Notes shall be DTC. The Notes shall not be issuable in definitive form except as provided in
Section 305 of the Senior Indenture.

         SECTION 2.10.   Form of Notes.

         The Notes shall be substantially in the form attached as Exhibit A hereto.

         SECTION 2.11.   Registrar and Paying Agent.

         The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

         SECTION 2.12.   Defeasance.

         The provisions of Sections 1402 and 1403 of the Senior Indenture, together with the other provisions of Article XIV of the Senior Indenture, shall be applicable to the Notes. The provisions of Section 1403 of the Senior Indenture shall apply to the covenants set forth in Section 2.4 of this Supplemental Indenture and to those covenants specified in Section 1403 of the Senior Indenture.


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         SECTION 2.13.   Acceleration of Maturity; Rescission and Annulment.

         The first paragraph of Section 502 of the Senior Indenture shall be amended and restated in its entirety to read as follows:

         If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25 % in principal amount of the Outstanding Securities of that series may declare the principal (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. If an Event of Default with respect to the Securities of any series set forth in Section 501(7) of the Senior Indenture occurs and is continuing, then in every such case all the Securities of that series shall become immediately due and payable, without notice to the Company, at the principal amount thereof (or, if any Securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) plus accrued interest to the date the Securities of that series are paid plus the Make-Whole Amount, if any, on the Securities of that series.


                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1.  Ratification of Senior Indenture.

         Except as expressly modified or amended hereby, the Senior Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 3.2.   Governing Law.

         This Supplemental Indenture and each Note shall be governed by and construed in accordance with the laws of the State of Georgia. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.3.   Counterparts.

         This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.


                                           IRT PROPERTY COMPANY



                                           By:  /s/ MARY M. THOMAS
                                                -------------------------------
                                                Name:  Mary M. Thomas
                                                Title:  Chief Financial Officer


                                           SUNTRUST BANK, ATLANTA,
                                             as Trustee


                                           By:  /s/ M.R. SMITH, JR.
                                                ------------------------------
                                                Name:  M. R. Smith, Jr.
                                                       -----------------------
                                                Title: Vice President
                                                       -----------------------

                                                                   EXHIBIT A TO
                                                         SUPPLEMENTAL INDENTURE


Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Registered No.                                              PRINCIPAL AMOUNT
CUSIP No.:  450058AC6                                        --$75,000,000--

                              IRT PROPERTY COMPANY

                           7.25% SENIOR NOTE DUE 2007


         IRT PROPERTY COMPANY, a corporation duly organized and existing under the laws of the State of Georgia (herein referred to as the "Company" which term shall include any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS on August 15, 2007, and to pay interest on the outstanding principal amount thereon from August 15, 1997, or from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 1998, at the rate of 7.25% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Securities not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the office or agency maintained for that purpose in the City of New York, New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer to an account of the Person entitled thereto located inside the United States.

         Securities of this series are one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 9, 1995, as supplemented by Supplemental Indenture No. 2, dated as of August 15, 1997 (as so supplemented, herein called the "Indenture"), between the Company and SunTrust Bank, Atlanta (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are authenticated and delivered. This Security is one of the series designated in the first page thereof, limited in aggregate principal amount to $75,000,000.

         Securities of this series may be redeemed at any time at the option and in the sole discretion of the Company, in whole or from time to time in part, at a redemption price equal to the sum of (i) the principal amount of the Securities of this series being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Securities (the "Redemption Price"). If (i) notice has been given as provided in the next paragraph and (ii) funds for the redemption of any Securities of this series called for redemption shall have been made available as provided in the Indenture on the redemption date referred to in such notice, such Securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

         Notice of any optional redemption of any Securities of this series will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities of this series held by each Holder to be redeemed. If less than all the Securities of this series are to be redeemed at the option and in the sole discretion of the Company, the Company will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Securities of this series to be redeemed and their redemption date. The Trustee shall select not more than 60 days prior to the redemption date, in such manner as it shall deem fair and appropriate, Securities of this series to be redeemed in whole or in part.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced hereby or thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

         All capitalized terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, IRT PROPERTY COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

                                    IRT PROPERTY COMPANY


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:

[Corporate Seal]

Attest:


---------------------------------------
Assistant Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series referred to in the within-mentioned Indenture.


                                   SUNTRUST BANK, ATLANTA
                                     as Trustee


                                   By:
                                      ------------------------------------
                                      Authorized Signatory

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE
---------------------------------
                                   ............................................
---------------------------------


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   (Please Print or Typewrite Name and Address including Zip Code of Assignee)


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the within Security of IRT Property Company and hereby does irrevocably constitute and appoint

______________________________________________ Attorney to transfer said
Security on the books of the within-named Company with full power of substitution in the premises.

Dated:
      ---------------------             ---------------------------------------

                                        ---------------------------------------


NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.